Exhibit 5.1

CLIFFORD CHANCE US LLP 31 WEST 52ND STREET NEW YORK, NY 10019-6131 TEL +1 212 878 8000 FAX +1 212 878 8375 www.cliffordchance.com

iShares® Delaware Trust Sponsor LLC 400 Howard Street San Francisco, California 94105 Re: iShares® Gold Trust Micro	February 4, 2022

Ladies and Gentlemen:

We have served as counsel to iShares® Delaware Trust Sponsor LLC, a Delaware limited liability company, in its capacity as the sponsor (in such capacity, the "Sponsor") of the iShares® Gold Trust Micro (the "Trust") in connection with the preparation and filing on the date hereof with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), for the continuous offering of an indeterminate amount of shares representing units of fractional undivided beneficial interest in the net assets of the Trust (the "Shares").

In connection with the preparation of this opinion, we have examined executed originals or copies of the following documents:

1.

The First Amended and Restated Depositary Trust Agreement (the "Depositary Trust Agreement"), dated as of January 31, 2022, between the Sponsor and The Bank of New York Mellon, a New York banking corporation, as trustee (in such capacity, the "Trustee").

2.

The Custodian Agreement, dated June 15, 2021, between the Trustee and JPMorgan Chase Bank N.A., a national banking association acting through its London branch, as custodian (in such capacity, the "Custodian").

3.	The Registration Statement.

4.	Copy of the global certificate representing the Shares to be issued under the Depositary Trust Agreement.

5.	Such other pertinent records or documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

CLIFFORD CHANCE US LLP

In rendering the opinion contained herein, we have relied with respect to certain factual matters solely upon the representations, certifications and other information contained in the documents listed in the second paragraph of this letter. We have not made or undertaken to make any independent investigation to establish or verify the accuracy or completeness of such factual representations, certifications and other information. The opinions set forth below are also based on the assumption that the Registration Statement has been declared effective under the Securities Act.

We express no opinion as to matters of law in any jurisdiction other than the State of New York.

Except as otherwise expressly set forth in this letter, our opinions are based solely upon the law and the facts as they exist on the date hereof and we undertake no, and disclaim any, obligation to advise you of any subsequent change in law or facts or circumstances which might affect any matter or opinion set forth herein.

Based on the foregoing and subject to the qualifications set forth in this letter, we are of the opinion that the Shares, when issued in accordance with the terms of the Depositary Trust Agreement, including the receipt by the Custodian, on behalf of the Trustee, of the consideration required for the issuance of Shares, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name where it appears in the Registration Statement. In giving this consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Clifford Chance US LLP